EXHIBIT 99.1

                              For Immediate Release

                 Premier Exhibitions, Inc. Announces Preliminary
                 Fourth Quarter Results and Fiscal 2007 Guidance

         Atlanta GA, April 3, 2006. Premier Exhibitions, Inc (OTCBB: PXHB) today announced preliminary estimates regarding operating results for the fourth quarter ended February 28, 2006.

         The Company has also filed a Form 8-K, as of April 3, 2006, in which it has provided guidance based on estimated net income per share for the fiscal year ending February 28, 2007.

         For the fourth quarter ended February 28, 2006, the Company is expecting positive net income, however, Stephen Couture, Vice President and CFO of Premier Exhibitions added, "there are two unresolved issues that could materially affect net income in the fourth quarter, and although we expect to be profitable in this quarter, these issues could effect the level of profitability."

         Arnie Geller, President and CEO stated, "we are pleased to be able to continue our profitability despite the fact that our basic and diluted weighted average number of common shares outstanding have increased as a result of the completion of a private placement in the third quarter ended November 30, 2005. We expect earnings per share to be calculated using approximately eighteen percent more shares than the start of our fiscal 2006 year. Our fully diluted weighted average number of shares outstanding was approximately 30.2 million at February 28, 2006."

         Mr. Geller added, "We used 30.2 million as our fully diluted weighted average shares outstanding for our fiscal year ending February 28, 2007 in calculating our estimated earnings per share in 2007 and we project our diluted income per common share for the fiscal year ending February 28, 2007 to be $0.40 per share." Mr. Geller also noted, "We are continuing to experience solid demand for our "Titanic...the Artifact Exhibition", and our "BODIES...the Exhibition" series is continuing to build, and will be a solid contributor to our profitability in fiscal 2007 and beyond."

         Premier Exhibitions will hold a conference call on Tuesday, April 4, 2006 at 4:00 p.m. EST. to discuss the fiscal 2007 guidance. To participate in the live call by telephone, please dial 800.500.0311 from within the U.S., or for callers outside the U.S., please dial 719.457.2698.

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         Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.


Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the Company's anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2005, especially in the Risk Factors and the Management's Discussion and Analysis sections, and its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K (each of which is available upon request from the Company), may affect the future results of the Company and cause those results to differ materially from those expressed in the forward-looking statements; material adverse changes in the economic conditions in the Company's markets, including terrorist attacks, competition from others, how much capital the Company may or may not receive from required financings, and whether or not, and to what extent, the Company consummates its planned leases to place exhibitions. We disclaim any obligation to update these forward- looking statements.

     For additional Information:

     Investor Relations
     North Coast Advisors, Inc.:
     Craig T. Stewart (585) 218-7371
     cstewart@ncainc.com

     Media Inquiries at Premier Exhibitions, Inc.:
     Katherine Morgenstern 404-842-2600
     kmorgenstern@prxi.com